Exhibit 10.1

AMENDMENT NO. 2 TO CREDIT AGREEMENT

This AMENDMENT NO. 2 TO CREDIT AGREEMENT (this "Amendment") is made and entered into as of this 30th day of September, 2008, by and among INTERNAP NETWORK SERVICES CORPORATION, a Delaware corporation (“Borrower”), each of the Loan Parties (as defined in the Credit Agreement (defined below)) party hereto, the Lenders (as defined in the Credit Agreement (defined below)) signatory hereto and BANK OF AMERICA, N.A., as administrative agent for itself and on behalf of the Lenders (in such capacity, the "Administrative Agent"), L/C Issuer and Swing Line Lender (each as defined in the Credit Agreement (as defined below)).

W I T N E S S E T H:

WHEREAS, Borrower, the Loan Parties, the Lenders, the Administrative Agent, the L/C Issuer and the Swing Line Lender are parties to that certain Credit Agreement, dated as of September 14, 2007 (as hereafter amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), pursuant to which the Lenders extended certain financial accommodations to the Borrower under the terms and conditions stated therein; and

WHEREAS, the Borrower and the other Loan Parties have informed the Administrative Agent and the Lenders that they desire to amend the Credit Agreement as further set forth herein;

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties hereto agree that all capitalized terms used herein which are not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement, and further agree as follows:

1.	Amendments.

 (a)    Section 1.01 of the Credit Agreement, Defined Terms, is hereby amended by adding the following new definitions in the appropriate alphabetical order:

“Amendment No. 2” shall mean that certain Amendment No. 2 to Credit Agreement, dated as of September 30, 2008, by and among Borrower, the Loan Parties signatory thereto, the Lenders signatory thereto, Administrative Agent, L/C Issuer and Swing Line Lender.

“Amendment No. 2 Effective Date” shall mean the “Effective Date” under and as defined in Amendment No. 2.

“Consolidated Debt Service Coverage Ratio” means, at any date of determination, for the most recently completed Measurement Period, the ratio of (a) Consolidated EBITDA to (b) the sum of (i) Consolidated Interest Charges for such Measurement Period and (ii) the aggregate principal amount of all regularly scheduled principal payments or redemptions or similar acquisitions for value of outstanding debt for borrowed money, but excluding any such payments to the extent refinanced through the incurrence of additional Indebtedness otherwise expressly permitted under Section 7.02, for such Measurement Period.

“Lease Financing Agreement” has the meaning set forth in Section 2.16.

“Lease Financing Obligations” has the meaning set forth in Section 2.16.

(b)    Section 1.01 of the Credit Agreement, Defined Terms, is hereby further amended by deleting the defined term “Consolidated Fixed Charge Coverage Ratio”.

(c)    Section 1.01 of the Credit Agreement, Defined Terms, is hereby further amended by deleting the definitions of the terms “Consolidated Leverage Ratio”, “Loan Documents”, “Obligations”, “Outstanding Amount” and “Total Revolving Credit Outstandings” in their entirety and by inserting, in lieu thereof, the following new definitions:

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA of the Borrower and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period.

“Loan Documents” means, collectively, (a) this Agreement, (b) the Notes, (c) the Guaranty, (d) the Collateral Documents, (e) the Fee Letter, (f) each Issuer Document, (g) each Secured Hedge Agreement, (h) each Secured Cash Management Agreement and (i) the Lease Financing Agreement; provided that for purposes of the definition of “Material Adverse Effect” and Articles IV through IX, “Loan Documents” shall not include Secured Hedge Agreements or Secured Cash Management Agreements.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, and all Lease Financing Obligations, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

 “Outstanding Amount” means (a) with respect to Term Loan, Revolving Credit Loans, Swing Line Loans or any Lease Financing Obligations on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of the Term Loan, Revolving Credit Loans, Swing Line Loans and Lease Financing Obligations, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.

“Total Revolving Credit Outstandings” means the aggregate Outstanding Amount of all Revolving Credit Loans, Swing Line Loans, L/C Obligations and Lease Financing Obligations.

(d)    Section 1.01 of the Credit Agreement, Defined Terms, is hereby further amended by deleting the final proviso in the definition of “Applicable Rate” and by inserting, in lieu thereof, the following new final proviso:

“; and provided, further that in the event that Borrower does not maintain all or substantially all of its deposit accounts and securities accounts (as such terms are defined in the UCC) with Bank of America, N.A. or one of its Affiliates at any time following May 30, 2009, the Applicable Rate for Eurodollar Rate Loans shall automatically increase by 0.15%, which increase shall be effective from and after the first date after May 30, 2009 on which Borrower does not maintain all or substantially all of its deposit accounts and securities accounts with Bank of America, N.A.”

(e)    Section 1.01 of the Credit Agreement, Defined Terms, is hereby further amended by amending the definition of “Letter of Credit Sublimit” by deleting the reference to “$5,000,000” therein and replacing it with “$7,000,000”.

(f)    Section 1.01 of the Credit Agreement, Defined Terms, is hereby further amended by amending the definitions of “Revolving Credit Borrowing” and “Revolving Credit Commitment” by deleting the references to “Section 2.01(b)” therein and replacing them with “Section 2.01(c)”.

(g)   Section 2.01 of the Credit Agreement, The Loans, is hereby amended by adding the following new clause (d) immediately after existing clause (c) thereof:

“(d)    Conversion of Term Loans into Revolving Loans on the Amendment No. 2 Effective Date.  Notwithstanding any provision of this Agreement to the contrary (including without limitation the provisions of Section 2.01(a)), on the Amendment No. 2 Effective Date (i) the entire outstanding principal amount of the Term Loans hereunder (which principal amount is $20,000,000 as of the Amendment No. 2 Effective Date) shall be converted into a Revolving Credit Loan outstanding on such date, (ii) the Term Loan Commitment of each Term Loan Lender shall be reduced to $0 in accordance with the new Schedule 2.01 adopted as of the Amendment No. 2 Effective Date, (iii) the Revolving Credit Commitment of each Revolving Credit Lender shall be increased as set forth on the new Schedule 2.01 adopted as of the Amendment No. 2 Effective Date, and (iv) the Term Loan Lenders shall have no further obligation to make Term Loans hereunder.  Notwithstanding the immediately preceding sentence, the $20,000,000 portion of the Revolving Loan representing the converted Term Loan on the Amendment No. 2 Effective Date shall continue to accrue interest at the interest rate that was applicable thereto on the Amendment No. 2 Effective Date until October 15, 2008; provided that after October 15, 2008, all of the Revolving Loans (including the $20,000,000 portion thereof converted from the Term Loan on the Amendment No. 2 Effective Date) shall accrue interest as set forth herein.  The conversion of the Term Loans into a portion of the Revolving Loans on the Amendment No. 2 Effective Date is not intended by the parties to constitute, and shall not constitute, a novation or an accord and satisfaction of any of the indebtedness and other obligations owing by the Borrower to any Lender under this Agreement.”

(h)   Article II of the Credit Agreement, The Commitments and Credit Extensions, is hereby amended by adding a new Section 2.16 immediately following Section 2.15 as follows:

“2.16    Lease Financing Agreement.  The Borrower and Bank of America may, after the Amendment No. 2 Effective Date, enter into a lease financing agreement in an aggregate funded amount not to exceed $10,000,000 at any time on terms and conditions satisfactory to Bank of America in its sole discretion (such financing agreement, if executed, and as amended, modified, restated or replaced from time to time, the “Lease Financing Agreement”), it being understood that Bank of America has no obligation to enter into the Lease Financing Agreement or any other financing arrangement with Borrower.  In the event that a Lease Financing Agreement is executed between Borrower and Bank of America, (i) all indebtedness and other obligations owing from time to time by Borrower to Bank of America under such Lease Financing Agreement (the “Lease Financing Obligations”) shall constitute Obligations hereunder, (ii) the Lease Financing Obligations shall be secured by the Collateral hereunder under the other Loan Documents and (iii) the outstanding balance of all Lease Financing Obligations outstanding from time to time shall constitute a portion of the Total Revolving Credit Outstandings.”

(i)     Article VII of the Credit Agreement, Negative Covenants, is hereby amended by deleting Section 7.11, Financial Covenants, in its entirety and replacing it with the following new Section 7.11 as follows:

“7.11    Financial Covenants.

(a)    Consolidated Leverage Ratio.  Permit the Consolidated Leverage Ratio as of the end of any fiscal quarter of the Borrower to be greater than 2.00 to 1.00.

(b)    Consolidated Debt Service Coverage Ratio.  Permit the Consolidated Debt Service Coverage Ratio as of the end of any fiscal quarter of the Borrower to be less than 3.00 to 1.00.

(c)    Minimum Liquidity.  At any time upon the request of Administrative Agent in its sole discretion, permit the balance of unrestricted cash or cash equivalents in any deposit account or securities account maintained by Borrower to be less than $10,000,000.”

(j)    Article VII of the Credit Agreement, Negative Covenants, is hereby further amended by deleting Section 7.12, Capital Expenditures, in its entirety and replacing it with the following new Section 7.12 as follows:

“7.12	Capital Expenditures.

Make or become legally obligated to make any Capital Expenditure, except for Capital Expenditures in the ordinary course of business not exceeding, in the aggregate for the Borrower and it Subsidiaries (i) $55,000,000 during the fiscal year ended December 31, 2008 and (ii) for each fiscal year thereafter, either (A) $25,000,000 or (B) an amount to be mutually agreed upon between Borrower and Administrative Agent in writing pursuant to a letter agreement in the form attached to Amendment No. 2 as Exhibit A; provided, that so long as no Default has occurred and is continuing or would result from such expenditure, any portion of any Capital Expenditure set forth above, if not expended in the fiscal year for which it is permitted above, may be carried over for expenditure in the next following fiscal year and if any such amount is so carried over, it will be deemed used first in the applicable subsequent fiscal year before the amount agreed upon above for such fiscal year.”

“(a)	Non-Payment. The Borrower or any other Loan Party fails to (i) pay when and as required to be paid herein, any amount of principal of any Loan, any Lease Financing Obligation or any L/C Obligation or deposit any funds as Cash Collateral in respect of L/C Obligations, or (ii) pay within three days after the same becomes due, any interest on any Loan, any Lease Financing Obligation or any L/C Obligation, or any fee due hereunder, or (iii) pay within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or”

(k)      Article VIII of the Credit Agreement, Events of Default and Remedies, is hereby further amended by deleting clause (a) of Section 8.01 and by inserting, in lieu thereof, the following new clause (a) of Section 8.01:

“(a)	Non-Payment. The Borrower or any other Loan Party fails to (i) pay when and as required to be paid herein, any amount of principal of any Loan, any Lease Financing Obligation or any L/C Obligation or deposit any funds as Cash Collateral in respect of L/C Obligations, or (ii) pay within three days after the same becomes due, any interest on any Loan, any Lease Financing Obligation or any L/C Obligation, or any fee due hereunder, or (iii) pay within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or”

(l)    The Credit Agreement is further amended by deleting Schedule 2.01 thereof and replacing it with Schedule 2.01 attached to this Amendment.

2.  Strict Compliance.  Except for the amendments set forth above, the text of the Credit Agreement shall remain unchanged and in full force and effect.  The amendments agreed to herein shall not constitute a modification of the Credit Agreement or a course of dealing with the Administrative Agent and the Lenders, or any of them, at variance with the Credit Agreement such as to require further notice by the Administrative Agent, the Lenders, the Swing Line Lender, the Required Lenders, the L/C Issuer, or any of them, to require strict compliance with the terms of the Credit Agreement, as amended by this Amendment, in the future.

3.    Representations and Warranties.  Borrower and each other Loan Party hereby represents and warrants to and in favor of the Administrative Agent, the L/C Issuer, the Swing Line Lender and the Lenders as follows:

(a)    Each representation and warranty set forth in Article 5 of the Credit Agreement, as amended hereby, is hereby restated and affirmed as true and correct in all material respects as of the date hereof, except to the extent (i) relating specifically to the Agreement Date, in which case such representation or warranty is true and correct in all material respects as of such date and (ii) such representation or warranty already contains a materiality qualifier, in which case such representation or warranty shall be true and correct in all respects;

(b)    Borrower and each other Loan Party has the corporate power and authority (i) to enter into this Amendment and (ii) to do all acts and things as are required or contemplated hereunder to be done, observed and performed by it;

(c)    This Amendment has been duly authorized, validly executed and delivered by one or more authorized signatories of the Borrower and each Loan Party, and each of this Amendment and the Credit Agreement as amended hereby constitutes the legal, valid and binding obligations of the Borrower and each Loan Party, enforceable against each of them in accordance with its terms; and

(d)    The execution and delivery of this Amendment and performance by each Loan Party under the Credit Agreement, as amended hereby, does not and will not require the consent or approval of any Governmental Authority or any other Person having jurisdiction over any Loan Party, nor be in contravention of or in conflict with the Organizational Documents of any Loan Party, or any provision of any statute, judgment, order, indenture, instrument, agreement, or undertaking, to which any Loan Party is party or by which any Loan Party’s assets or properties are bound.

4.     Conditions Precedent to Effectiveness of this Amendment.  This Amendment, shall be effective as of the date on which each of the conditions precedent set forth below are satisfied (such date, the “Effective Date”):

(a)    all of the representations and warranties of the Borrowers under Section 3 hereof which are made as of the date hereof are true and correct in all respects; and

(b)    receipt by the Administrative Agent of executed signature pages to this Amendment from the Borrower, the Guarantors and the Lenders.

5.    Guarantor Acknowledgment.

(a)    Each Guarantor hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment.  Each Guarantor hereby confirms that the Guaranty to which it is a party or otherwise bound will continue to guarantee, as the case may be, to the fullest extent possible in accordance with such Guaranty the payment and performance of all "Obligations" under each of the Guaranties, as the case may be (in each case as such terms are defined in the applicable Guaranty), including without limitation the payment and performance of all such "Obligations" under each of the Guaranties, as the case may be, in respect of the Obligations of the Borrowers now or hereafter existing under or in respect of the Credit Agreement and the Notes defined therein.

(b)    Each Guarantor acknowledges and agrees that any of the Guaranties to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment.  Each Guarantor represents and warrants that all representations and warranties contained in the Credit Agreement, this Amendment and the Guaranty to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

(c)    Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments of the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendments to the Credit Agreement.

6. Counterparts.  This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

7. Law of Contract.  This Amendment shall be deemed to be made pursuant to the laws of the State of Georgia and shall be construed, interpreted, performed and enforced in accordance therewith.

8. Loan Document.  This Amendment shall constitute a Loan Document.

9. Amendment to Loan Documents.  All of the Loan Documents are hereby amended to the extent necessary to give full force and effect to the amendment contained in this Amendment.

10. Severability.  Any provision of this Amendment which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment under seal as of the day and year first above written.

BORROWER AND GUARANTORS:

INTERNAP NETWORK SERVICES CORPORATION

By:	/s/ George E. Kilguss, III
Name: George E. Kilguss, III
Title: CFO

VITALSTREAM HOLDINGS, INC.

By:	/s/ George E. Kilguss, III
Name: George E. Kilguss, III
Title: CFO

VITALSTREAM, INC.

By:	/s/ George E. Kilguss, III
Name: George E. Kilguss, III
Title: CFO

PLAYSTREAM, INC.

By:	/s/ George E. Kilguss, III
Name: George E. Kilguss, III
Title: CFO

VITALSTREAM ADVERTISING SERVICES, INC.

By:	/s/ George E. Kilguss, III
Name: George E. Kilguss, III
Title: CFO

ADMINISTRATIVE AGENT, L/C ISSUER, SWING LINE LENDER AND SOLE LENDER:

BANK OF AMERICA, N.A.

By:	/s/ Van Brandenberg
Name: Van Brandenberg
Title: Vice President

Schedule 2.01

Commitments and Applicable Percentages

Term Loan Facility

Term Loan Lender	Term Loan Commitment	Applicable Percentage of Term Loan Facility
Bank of America, N.A.	$0	100.000000000%
Totals:	$0	100.000000000%

Revolving Credit Facility

Revolving Credit Lender	Revolving Credit Commitment	Applicable Percentage of Revolving Credit Facility
Bank of America, N.A.	$35,000,000.00	100.000000000%
Totals:	$35,000,000.00	100.000000000%

Exhibit A
to
Amendment No. 2
Form of Letter Agreement for Capital Expenditures

_________, 200__

Internap Network Services Corporation
250 Williams Street
Atlanta, Georgia 30303
Attn: Richard Dobb, Esq.
rdobb@internap.com
Telephone: 404-302-9700
Telecopier: 404-302-9984

RE:
Credit Agreement, dated as of September 14, 2007, by and among INTERNAP NETWORK SERVICES CORPORATION, a Delaware corporation (“Borrower”), each of the Loan Parties party hereto, the Lenders signatory thereto and BANK OF AMERICA, N.A., as administrative agent for itself and on behalf of the Lenders (in such capacity, the "Administrative Agent"), L/C Issuer and Swing Line Lender (as hereafter amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement").

Dear ____________:

Pursuant to clause (ii)(B) of Section 7.12 of the Credit Agreement, Administrative Agent hereby agrees that Borrower shall be permitted to make Capital Expenditures in the ordinary course of business not to exceed $______________ for the fiscal year ended December 31, 20____.

Except for the modification expressly set forth herein, the Credit Agreement shall remain unchanged and in full force and effect.  This letter agreement shall not become effective until signed by the Administrative Agent and accepted and agreed to in writing by Borrower.

BANK OF AMERICA, N.A.

By:
Name:
Title:

ACCEPTED AND AGREED TO:

INTERNAP NETWORK SERVICES

CORPORATION

By:
Name:
Title: